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                                                                  EXHIBIT 23.3

                              CONSENT OF NOMINEE

     I, the undersigned, consent to be referred to as a nominee to the Board of Directors of Rubio's Restaurants, Inc. in the Registration Statement on Form S-1 of Rubio's Restaurants, Inc., the Prospectus constituting a part thereof and any further amendments thereto.


                                       /s/ Timothy J. Ryan
                                       -----------------------------
                                       Timothy J. Ryan

Irvine, California
March 26, 1999